UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 04, 2013

Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1735 E. Fort Lowell Road, Suite 9, Tucson, Arizona 85719

(Address of principal executive offices) (Zip Code)

(520) 898-0020

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreements and Convertible Notes with Asher Enterprises, Inc.

As of August 15, 2013, Titan Iron Ore Corp. (the “Company”) entered into a securities purchase agreement (the “Asher SPA”) with Asher Enterprises Inc. (“Asher”), pursuant to which the Company sold to Asher a $15,500 face value 8% Convertible Note (the “Asher Note”) with a term to May 19, 2014 (the “Asher Maturity Date”). Interest accrues daily on the outstanding principal amount of the Asher Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount of the note and interest is payable on the Asher Maturity Date. The note is convertible into common stock beginning six months after the issue date (August 15, 2013) (the “Issue date”), at the holder’s option, at a 40% discount to the average of the five lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 60 days thereafter, (ii) 135% if prepaid 61 days following the closing through 90 days following the Issue Date, (iii) 140% if prepaid 91 days following the closing through 120 days following the Issue Date, (iv) 150% if prepaid 121 days following the Issue Date through 180 days following the Issue Date, and (v) 175% if prepaid 181 days following the Issue Date through the Asher Maturity Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the note becomes immediately due and payable. Should that occur the Company is liable to pay the holder 150% of the then outstanding principal and interest. Asher does not have the right to convert the Note, to the extent that Asher and its affiliates would beneficially own in excess of 4.99% of our outstanding common stock. Asher has a right of first refusal to participate in future financings below $45,000 for a period of 12 months. The Company paid Asher $500 for its legal fees and expenses, and may pay a 3rd party broker a 10% commission on the net amount received from Asher.

As of September 3, 2013, the Company entered into a further SPA with Asher and issued an additional Asher Note (face value $27,500) with identical economic terms as described above.

The Company issued the Asher Notes and described herein and intends to issue shares of common stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

The full text of the forms of the Securities Purchase Agreements, the Notes, and related documents described above are attached hereto as Exhibits 10.1 through 10.3 below.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Exhibit Description
10.1	Securities Purchase Agreement with Asher Enterprises, Inc. dated August 15, 2013

10.2	Convertible Note with Asher Enterprises, Inc. dated August 15, 2013

10.3	Securities Purchase Agreement with Asher Enterprises, Inc. dated August 23, 2013

10.4	Convertible Note with Asher Enterprises, Inc. dated August 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP.

Date: September 4, 2013	By:	/s/ Andrew Brodkey
Name: Andrew Brodkey
Title: CEO and President